Municipal High Income Fund Inc.


Sub-Item 77E

Registrant incorporates by reference Registrant's Form 8-K /
Press Release
dated JUNE 2, 2005 filed on JUNE 2, 2005.
(Accession No. 0001193125-05-119253)